Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contact:
March 7, 2004	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Verizon CFO Cites Company’s Strong Balance Sheet as Factor for Recent Dividend Increase

Says Customer Reaction to MCI Acquisition Has Been Positive

NEW YORK – The progress made by Verizon Communications Inc. (NYSE:VZ) in improving its balance sheet put the company in position to increase its dividend, Verizon CFO Doreen Toben told analysts in Florida today.

On March 4, Verizon’s Board of Directors declared a quarterly dividend of 40.5 cents per outstanding share, an increase of 2 cents, or 5.2 percent, from the previous quarter.

Noting that this was the first dividend increase since 1997 for Verizon and its predecessor companies, Toben said, “During a time of transformation in our industry, Verizon has not only provided a stable dividend, but we have also made steady progress in strengthening our balance sheet. Our strong cash flows have given us the flexibility to reward shareowners with a dividend increase, even as we continue to invest in the technologies that will make Verizon more competitive in the future.”

Verizon News Release, page 2

Toben added, “Our board reviews dividend policy annually, and in doing so it evaluates dividend increases, debt reduction and capital investment to strike the right balance to increase the value of an investment in Verizon.”

Verizon’s total debt, which exceeded $63.5 billion in 2001, was reduced to $39.3 billion by year-end 2004, including a reduction of $6.1 billion last year. In 2004, Verizon’s cash flows from operating activities were $21.8 billion. Total operating revenues were $71.3 billion, a 5.7 percent increase compared with 2003.

“One of the areas that gives me confidence in the sustainability of the performance of our business is Verizon Wireless,” Toben said, noting that wireless revenues grew 23.0 percent, to $27.7 billion, in 2004. Verizon’s wireline operating revenues increased sequentially over the last three quarters of 2004, contributing to the company’s ability “to keep margins relatively stable as Verizon moves to a more growth-oriented revenue profile,” Toben said.

MCI Transaction Discussed

At today’s Raymond James Institutional Investors Conference, Toben also noted that the planned acquisition of MCI Inc. would help Verizon accelerate its position in the large-business, Enterprise market.

Since the Feb. 14 announcement of Verizon’s signed agreement with MCI, “Enterprise customer feedback has been very positive,” Toben said. “With the combined Verizon-MCI, customers see a provider with a full product suite of wireline and wireless solutions with long-term staying power and commitment to the marketplace.”

Regarding Verizon’s March 2 announcement that it agreed to let MCI and Qwest Communications International Inc. have further discussions through March 17, Toben said, “We felt this was the right thing to do for all involved, and we remain confident that we are the best partner for MCI with the most compelling value proposition for its shareholders.”

Verizon News Release, page 3

Verizon continues the process of obtaining regulatory approval for the transaction. Filings are planned later today in 16 states and the District of Columbia; filings have already been made in New York, New Jersey and Connecticut. Verizon has also begun the approval process at the Department of Justice, and Toben said the Federal Communications Commission application will be filed soon.

As previously announced, Verizon and MCI expect to complete all state and federal regulatory approvals in about a year.

With more than $71 billion in annual revenues, Verizon Communications Inc. (NYSE:VZ) is one of the world’s leading providers of communications services. Verizon has a diverse work force of more than 210,000 in four business units: Domestic Telecom serves customers based in 29 states with wireline telecommunications services, including broadband, nationwide long-distance and other services. Verizon Wireless owns and operates the nation’s most reliable wireless network, serving 43.8 million voice and data customers across the United States. Information Services operates directory publishing businesses and provides electronic commerce services. International includes wireline and wireless operations and investments, primarily in the Americas and Europe. For more information, visit www.verizon.com.

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NOTE: This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic and industry conditions and labor matters, including workforce levels and labor negotiations, and any resulting financial and/or operational impact, in the markets served by us or by companies in which we have substantial investments; material changes in available technology; technology substitution; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations; the final results of federal and state regulatory proceedings concerning our provision of retail and wholesale services and judicial review of those results; the effects of competition in our markets; the timing, scope and financial impacts of our deployment of fiber-to-the-premises broadband technology; the ability of Verizon Wireless to continue to obtain sufficient spectrum resources; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; a significant change in the timing of, or the imposition of any government conditions to, the closing of our business combination transaction with MCI, Inc.; actual and contingent liabilities in connection with the MCI transaction; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the MCI transaction.

Verizon News Release, page 4

Verizon intends to file a registration statement, including a proxy statement of MCI, and other materials with the Securities and Exchange Commission (“SEC”) in connection with the proposed transaction. We urge investors to read these documents when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, as well as other filed documents containing information about Verizon and MCI, at www.sec.gov, the SEC’s website. Investors may also obtain free copies of these documents at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Free copies of MCI’s filings are available at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147.

Verizon, MCI, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the proposed transaction. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2004 annual meeting of shareholders, dated March 15, 2004. Information about MCI’s directors and executive officers is available in MCI’s annual report on Form 10-K for the year ended December 31, 2003. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.